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                                  EXHIBIT 23.1

                             Consent of Independent
                          Certified Public Accountants


To the Board of Directors
of Kerr Group, Inc.:


We consent to the incorporation by reference in the Registration Statement No. 2-92721 on Form S-3, Registration Statement No. 33-3517 on Form S-3, Registration Statement No. 33-18463 on Form S-8 and Registration Statement No. 33-31347 on Forms S-3 and S-8 of Kerr Group, Inc. (Kerr) of our report dated February 23, 1994 relating to the consolidated balance sheets of Kerr and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of earnings (loss), common stockholders' equity and cash flow and related schedules for each of the years in the three-year period ended December 31, 1993, which is incorporated by reference in the December 31, 1993 annual report on Form 10-K of Kerr.



                                          KPMG Peat Marwick





Los Angeles, California
March 28, 1994